March 29, 2002


Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders of Old Point Financial Corporation. The meeting will be held on Tuesday, April 23, 2002 at 6:00 p.m. at The Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia.

  You will be asked to vote on the election of directors, and the ratification of our independent certified public accountants. During the meeting, we will report to you on the condition and performance of the Company and its subsidiaries. You also will have an opportunity to question management on matters that affect the interest of all stockholders.

   We hope to see you on April 23, 2002. Whether you plan to attend the Annual Meeting in person or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided or follow the instructions on your proxy card to vote by telephone or over the internet. Your vote is important. We appreciate your continued loyalty and support.

                   Sincerely,




                   /s/Robert F. Shuford
                   Robert F. Shuford
                   Chairman of the Board and President
Enclosure

                OLD POINT FINANCIAL CORPORATION
                      1 West Mellen Street
                   Hampton, Virginia   23663

         NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD APRIL 23, 2002

TO OUR STOCKHOLDERS:

      The  2002  Annual  Meeting  of Stockholders  of  Old  Point
Financial  Corporation will be held at The Williamsburg  Marriott
Hotel,  50  Kingsmill Road, Williamsburg, Virginia,  on  Tuesday,
April 23, 2002, at 6:00 p.m. for the following purposes:

1. To elect 12 directors to serve for the ensuing year, or until their successors have been elected and qualified;

2.   To ratify the appointment of Eggleston Smith P.C., Certified
     Public Accountants, as independent accountants and auditors for 2002; and

3. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 15, 2002, will be entitled to notice of and to vote at the Annual
Meeting and any adjournments thereof.

                         By Order of the Board of Directors




                         /s/Louis G. Morris
                         Louis G. Morris
                         Secretary to the Board

March 29, 2002

     Please complete, sign, date and mail the enclosed proxy card promptly. No postage is required if the return envelope is used and mailed in the United States or per instructions on your proxy card you may also vote by telephone or by internet. If you attend the meeting, you may, if you desire, revoke your proxy and vote in person.

                 OLD POINT FINANCIAL CORPORATION
                      1 West Mellen Street
                    Hampton, Virginia   23663


                         PROXY STATEMENT
               2002 ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held April 23, 2002


                             GENERAL

     The enclosed proxy is solicited by the Board of Directors of Old Point Financial Corporation (the "Company") for the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of the
Company to be held Tuesday, April 23, 2002, at 6:00 p.m. at The Williamsburg Marriott Hotel, 50 Kingsmill Road, Williamsburg, Virginia. The approximate mailing date of this Proxy Statement and accompanying Proxy is March 29, 2002.

Voting Rights and Solicitation

      Only those stockholders of record at the close of business on March 15, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote as of March 15, 2002 was 2,602,577. The Company has no other class of stock outstanding. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business.

      Each share of Company common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting, except that in the election of directors cumulative voting entitles a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such stockholder or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The Board of Directors will instruct the proxyholders to use cumulative voting, if necessary, to elect all or as many of the nominees as possible.

     If a stockholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to specify with respect to such proposals, the proxy will be voted FOR proposals 1 and 2, as set forth in the accompanying Notice of Annual Meeting and as further described herein.

      The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary may be made in person or by telephone, telegram, or special letter by officers and regular employees of the Company or its subsidiary, acting without compensation other than their regular compensation. It is contemplated that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the Company's proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Security Ownership of Certain Beneficial Owners

      Mr. Robert F. Shuford, a director of the Company and its wholly-owned subsidiaries, The Old Point National Bank of Phoebus (the "Bank") and Old Point Trust & Financial Services, N.A. (the "Trust Company"), and the VuBay Foundation, and James Reade Chisman, and Ann DeVenny Wallace are the only shareholders who beneficially own 5% or more of the Company's common stock. Mr. Shuford's beneficial ownership of the Company common stock as of March 15, 2002 is shown in the beneficial ownership table below under "Election of Directors." The address of Mr. Shuford is the same as the Company's principal offices. The VuBay Foundation has beneficial ownership of 193,584 shares or 7.4% of the Company's common stock as of March 15, 2002, and the address of the VuBay Foundation is VuBay Foundation, c/o Cyrus A. Dolph, IV, Assistant Secretary, P.O. Box 13109, Norfolk, Virginia 23506-3109. VuBay Foundation is a charitable foundation of which Mr. Robert F. Shuford is one of three foundation directors without sole voting power. Finally, the Trust Company holds as trustee of various trust accounts a total of 421,874 shares or 16.2% of Company common stock as of February 28, 2002. The Trust Company possesses sole voting and/or investment power with respect to 307,586 of these shares, but as to which, as a matter of state law, it must refrain from voting unless a co-fiduciary is appointed for the sole purpose of voting such shares. Mr. Chisman has beneficial ownership of 228,456 shares or 8.8% of the Company's common stock as of March 15, 2002, and the address of Mr. Chisman is 1700-B George Washington Highway, Yorktown, Virginia 23693-3109. Ms. Wallace has beneficial ownership of 197,648 shares or 7.6% of the Company's common stock as of March 15, 2002, and the address of Ms. Wallace is 2626 South Lynn Street, Arlington, Virginia 22202-2708. Beneficial ownership for the VuBay Foundation, Mr. Shuford, Mr. Chisman, and Ms. Wallace is based on a draft Schedule 13D expected to be filed jointly with the Securities & Exchange Commission reflecting shares owned as of March 15, 2002 (the "VuBay Schedule 13D"). There are no other persons known by the Company to be owners of more than 5% of the Company's common stock.

      Mr. Chisman has sole voting power with respect to 17,372 of these shares, shared voting power with respect to 211,084 of these shares, sole dispositive power with respect to 17,372 of these shares and shared dispositive power with respect to 211,084 of these shares; Mr. Shuford has sole voting power with respect to 86,884 of these shares, shared voting power with respect to 269,174 of these shares, sole dispositive power with respect to 86,884 of these shares and shared dispositive power with respect to 269,174 of these shares; and Ms. Wallace has sole voting power with respect to 4,064 of these shares, shared voting power with respect to 193,584 of these shares, sole dispositive power with respect to 4,064 of these shares and shared dispositive power with respect to 193,584 of these shares. Mr. Chisman, Mr. Shuford and Ms. Wallace each disclaim any beneficial interest in 193,584 of the shares reported, which he or she may be deemed to beneficially own by virtue of his or her position as a director of VuBay Foundation, the holder of record of the 193,584 shares. In their capacities as directors of VuBay Foundation, Mr. Chisman, Mr. Shuford and Ms. Wallace each share voting and dispositive power with respect to the shares held by VuBay Foundation with the other two directors.

      As of March 15, 2002, the persons nominated as directors of the Company, and the executive officers of the Company and its subsidiaries, beneficially owned as a group 660,168 shares (approximately 24.5%) of Company common stock outstanding (including shares for which they hold presently exercisable stock options).

                           PROPOSAL 1
                      ELECTION OF DIRECTORS

      The twelve persons named below, all of whom currently serve as  directors  of  the  Company, will be nominated  to  serve  as
directors   until  the  2003  Annual  Meeting,  or  until   their
successors have been duly elected and have qualified.

                                                                           Amount and Nature of
                                       Principal                           Beneficial Ownership
                            Director   Occupation For                      as of March 15, 2002
Name (Age)                  Since(1)   Past Five Years                     (Percent of Class)(2)(3)
----------                  --------   ---------------                     ------------------------
Dr. Richard F. Clark (69)     1981     Pathologist  (retired)                   65,369  (4)
                                       Sentara Hampton General Hospital         (2.5%)

Russell Smith Evans Jr. (59)  1993     Assistant Treasurer and                   4,650  (4)
                                       Corporate Fleet Manager                    *
                                       Ferguson Enterprises

G. Royden Goodson, III (46)   1994     President                                 8,873  (4)
                                       Warwick Plumbing & Heating Corp.           *

Dr. Arthur D. Greene (57)     1994     Surgeon  -  Partner                       5,319  (4)
                                       Tidewater Orthopaedic Associates           *

Gerald E. Hansen (60)         2000     President                                 4,840  (4)
                                       Chesapeake Insurance Services, Inc.        *

Stephen D. Harris (60)        1988     Attorney-at-Law - Partner                11,690  (4)
                                       Geddy, Harris, Franck & Hickman, L.L.P.    *

John Cabot Ishon (55)         1989     President                                18,788  (4)
                                       Hampton Stationery                         *

Eugene M. Jordan (78)         1964     Attorney-at-Law                          21,000  (4)
                                       Jordan, Ishon & Jordan, P.C.               *

John B. Morgan, II (55)       1994     President                                 5,385  (4)
                                       Morgan Marrow Insurance                    *

Louis G. Morris (47)          2000     President & CEO                          28,900  (4)
                                       Old Point National Bank                  (1.1%)

Dr. H. Robert Schappert (63)  1996     Veterinarian - Owner                     91,740  (4)
                                       Beechmont Veterinary Hospital            (3.5%)

Robert F. Shuford (64)        1965     Chairman of the Board,
                                       President & CEO                         356,058  (4)(5)
                                       Old Point Financial Corporation         (13.5%)
                                       Chairman of the Board
                                       Old Point National Bank

                              -3-


*Represents less than 1.0% of the total outstanding shares.

(1) Refers to the year in which the individual first became a director of the Bank. Dr. Richard F. Clark, Eugene M.
     Jordan, and Robert F. Shuford became directors of the Company upon consummation of the Bank's reorganization on October 1, 1984. All present directors of the Company are directors of the Bank. Dr. Richard F. Clark, Dr. Arthur D. Greene, Mr. John C. Ishon and Mr. Robert F. Shuford are directors of the Trust Company.

(2) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(3) Includes shares held (i) by their close relatives or held jointly with their spouses, (ii) as custodian or trustee for the benefit of their children or others, or (iii) as attorney-in-fact subject to a general power of attorney - Dr. Clark, 200 shares; Mr. Evans, 650 shares; Dr. Greene, 1,968 shares; Mr. Hansen, 628 shares; Mr. Harris, 417 shares, Mr. Ishon, 7,488 shares; Mr. Jordan, 5,000 shares; Mr. Morgan, 2,985 shares; Dr. Schappert, 81,370 shares; and Mr. Shuford, 75,590 shares.

(4) Includes shares that may be acquired within 60 days pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans - Dr. Clark 2,000, Mr. Evans 2,000, Mr. Goodson 2,000, Dr. Greene 2,000, Mr. Hansen 1,000, Mr. Harris 2,000, Mr. Ishon 2,000, Mr. Jordan 2,000, Mr. Morgan 2,000, Mr.
     Morris 13,610, Dr. Schappert 2,000, and Mr. Shuford 28,958.

(5)  Mr.   Shuford  is  one  of  three  directors  of  the  VuBay
     Foundation, a charitable foundation organized under 501(c)(3) of the Internal Revenue Code of 1986, as amended. A majority of the Directors have the power to vote shares of Company common stock owned by the foundation. The foundation owned 193,584 shares of stock as of March 15, 2002. Mr. Shuford disclaims any beneficial ownership of these shares.

      There are two family relationships among the directors and executive officers. Mr. Jordan is the father-in-law of Mr. Ishon. Mr. Shuford and Dr. Schappert are married to sisters. None of the directors serve as a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     The Board of Directors recommends that the stockholders vote
FOR the election of each of the nominees for director listed above.

Board Committees and Attendance

      During 2001, there were fourteen meetings of the Company's Board of Directors. Each director attended at least 75% of all meetings of the Board and committees on which he served. The Company's Board has standing Executive, Audit and Compensation Committees.

      In 2001, the Company's Executive Committee was comprised of Messrs. Shuford (Chairman), Morris, Jordan, Harris, and Dr. Clark. It serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. The Executive Committee met four times in 2001.

      The Company's Compensation Committee is described below under "Report on Executive Compensation."

      In 2001, the Company's Audit Committee was comprised of Messrs. Jordan (Chairman), Greene, Hansen, Harris, Ishon, and Morgan. The Audit Committee reviews on a regular basis the work of the internal audit department. It also reviews and approves the scope and detail of the continuous audit program, which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection for all assets and records. Subject to the approval of the Board of Directors, it engages a firm of certified public accountants to conduct such audit work as is necessary and receives written reports, supplemented by such oral reports as it deems necessary, from the audit firm. During 2001, the Audit Committee held four meetings.

      The Board has no separate nominating committee. The Executive Committee reviews any director nominations or recommendations obtained and gives its recommendations to the Board. The entire Board reviews, on an as needed basis, the qualifications of candidates for membership to the Board. Following appropriate review, the Board ascertains the willingness of selected individuals to serve and extends invitations to serve as a Board member.

      In its capacity as the nominating committee, the Executive Committee will accept for consideration stockholders' nominations for directors if made in writing by a stockholder entitled to vote in the election of directors. Stockholder nominations must be received by the Company's President at the Company's principal office in Hampton, Virginia, no later than April 7, 2003 nor earlier than March 3, 2003 in order to be considered for the 2003 annual election of directors; provided, however, that if less than 21 days' notice of the 2003 Annual Meeting is provided to the stockholders, such nominations must be received by the Company's President no later than the close of business on the seventh day after the day notice of the 2003 Annual Meeting is mailed.

Audit Committee Report

       The Audit Committee of the Board of Directors (the "Committee") is composed of six directors and operates under a written charter adopted by the Board of Directors. The members of the Committee meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

       Management is responsible for the Company's internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

      In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee).

      The Company's independent accountants also provided to the Committee the written disclosures and letter required by
Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Committee discussed with the independent accountants that firm's independence.

      Based upon the Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

               /s/ Eugene M. Jordan, Chairman
               /s/ Dr. Arthur D. Greene
               /s/ Gerald E. Hansen
               /s/ Stephen D. Harris
               /s/ John Cabot Ishon
               /s/ John B. Morgan, II

Fees Paid To Independent Auditors

1.   Audit Fees

     The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for 2001 and the reviews of the Company's financial statements included in its Forms 10-K and 10-Q for 2001 totals $43,609.40.

2.   Financial Information System Design and Implementation Fees

      The  aggregate  fees  billed  by  the  Company's  principal accountant for information system services and products for  2001
totals  $0.00.   The  Company  has  used  other  consultants  for
information system services.

3.   All Other Fees

      The aggregate fees billed for services rendered by the Company's principal accountant other than those outlined in 1 and 2 above totals $10,465.00

4.   The  Audit  Committee considers the  provision  of  services covered in 2 and 3 above to be compatible with the maintenance of
the   independence   of  the  Company's  principal   accountants,
Eggleston Smith P.C.

5. The percentage of hours expended on the principal auditors' engagement by persons other than the principal auditors' full-time permanent employees was less than 50% of the total hours expended on the audit engagement.

Directors' Compensation

      Directors of the Bank and Trust Company receive $400 and $250, respectively for each board meeting they attend. The directors of the Bank and Trust Company receive $150 for each committee meeting they attend. In addition, outside directors of the Bank and Trust Company are paid an annual retainer fee of $4,000 and $2,500, respectively. Directors serving on the Bank board who also serve on the Trust Company board receive an additional $1,000 annual retainer for serving on the Trust Company board. All Company directors have been elected as directors of the Bank, but there is no assurance that this practice will continue. Not all Company directors serve as directors of the Trust Company.

       Directors who are employees of the Company and its subsidiaries are compensated for attendance at board meetings, but do not receive any fees for committee meetings and are not paid annual retainer fees.

Certain Relationships and Other Transactions

      Some of the Company's directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend to such individuals were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. It is the policy of the Bank to provide loans to employees who are not directors or executive officers at more favorable rates than those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectibility or present other unfavorable features.

     The law firm of Troutman Sanders Mays & Valentine LLP serves as legal counsel to the Company and Jordan, Ishon & Jordan serve as legal counsel to the Bank and Trust Company. Mr. Eugene M. Jordan is a member of the firm. During 2001, the firm received a retainer and fees totaling $50,588. Morgan Marrow Insurance of which John B. Morgan, II is President, provided insurance for which the Company paid $232,228 during 2001. The 2001 amount paid includes $179,207 in three year premiums for coverage through 2003. Hampton Stationery, of whom John Cabot Ishon is President, Geddy, Harris, Franck & Hickman LLP, of which Stephen D. Harris is a partner, and Warwick Plumbing & Heating Corp., of which G. Royden Goodson, III is President provide products and services to the Company.


                     EXECUTIVE COMPENSATION

Cash and Certain Other Compensation

      The following table presents a three-year summary of all compensation paid or accrued by the Company and its subsidiaries to the Company's Chief Executive Officer and next four most highly compensated executive officers.

                   SUMMARY COMPENSATION TABLE


                       Annual Compensation
                                                                 Amount and
                                                                  Nature of
                                                                  Beneficial
                                                                  Ownership
                                                                 as of March
Name and Principal                                   Compensa-     15,2002
     Position           Year   Salary(1)   Bonus(2)   tion(3)    (Percent of
                                                                Class)(4)(5)(6)
------------------      ----   ---------   --------  -------    ---------------
Robert F. Shuford,      2001   $158,600    $33,000   $16,006     356,058
Chairman, President     2000   $156,800    $27,000   $15,519     (13.5%)
& CEO (Company)         1999   $153,500    $27,000   $17,556

                                                                 Amount and
                                                                  Nature of
                                                                  Beneficial
                                                                  Ownership
                                                                 as of March
Name and Principal                                   Compensa-     15,2002
     Position           Year   Salary(1)   Bonus(2)   tion(3)    (Percent of
                                                                Class)(4)(5)(6)
------------------      ----   ---------   --------  -------    ---------------
Louis G. Morris         2001   $130,600    $27,500   $10,729      28,900
President & CEO(Bank)   2000   $129,800    $22,500   $10,241      (1.1%)
                        1999   $100,267    $18,048   $ 9,220

Cary B. Epes            2001   $107,000    $23,540   $ 9,329      15,635
EVP/CCO (Bank)          2000   $107,000    $19,260   $ 8,948         *
                        1999   $ 99,267    $17,868   $ 9,340

Margaret P. Causby      2001   $106,000    $23,320   $ 9,532      15,665
EVP/CAO (Bank)          2000   $106,000    $19,080   $ 8,863         *
                        1999   $ 97,947    $17,630   $ 9,004

Frank E. Continetti     2001   $103,333    $11,160   $ 9,112       6,256
President & CEO         2000   $102,000    $15,000   $ 8,511         *
OPT&FS, NA              1999   $ 83,409    $10,759   $ 7,724

*Represents less than 1.0% of the total outstanding shares.

(1)  Salary  includes directors' fees as follows:  Mr. Shuford  -
     2001,  $8,600, 2000, $6,800 and 1999, $3,900.  Mr. Morris  -
     2001,  $5,600, 2000, $4,800.  Mr. Continetti - 2001, $3,500,
     2000, $2,000.

(2) Bonus consideration for Mr. Shuford is paid in the year following the year in which the bonus is earned so that the Compensation Committee can evaluate year-end results. Bonus consideration for Mr. Morris, Mr. Epes, Mrs. Causby and Mr. Continetti is paid in the year in which it is earned.

(3)  Mr. Shuford has received other compensation as follows:

                                     2001     2000      1999
                                     ----     ----      ----
     Deferred Profit Sharing       $ 4,119  $ 3,896   $ 4,532
     Cash Profit Sharing             3,823    3,559     4,210
     401(k) Matching Plan            4,500    4,500     4,488
     Group  Term  Insurance          3,564    3,564     4,326
                                   -------  -------   -------
     Total                         $16,006  $15,519   $17,556

     Mr. Morris has received other compensation as follows:

                                     2001     2000      1999
                                     ----     ----      ----
     Deferred Profit Sharing       $ 3,433  $ 3,247   $ 3,037
     Cash Profit Sharing             3,186    2,966     2,821
     401(k) Matching Plan            3,750    3,750     3,008
     Group Term Insurance              360      278       354
                                   -------  -------   -------
     Total                         $10,729  $10,241   $ 9,220

     Mr. Epes has received other compensation as follows:

                                     2001     2000      1999
                                     ----     ----      ----
     Deferred Profit Sharing       $ 2,939  $ 2,779   $ 3,007
     Cash Profit Sharing             2,727    2,539     2,793
     401(k) Matching Plan            3,210    3,210     2,978
     Group Term Insurance              453      420       562
                                   -------  -------   -------
     Total                         $ 9,329  $ 8,948   $ 9,340

     Mrs. Causby has received other compensation as follows:

                                     2001     2000      1999
                                     ----     ----      ----
     Deferred Profit Sharing       $ 2,911  $ 2,753   $ 2,967
     Cash Profit Sharing             2,701    2,516     2,756
     401(k) Matching Plan            3,180    3,180     2,938
     Group Term Insurance              740      414       343
                                   -------  -------   -------
     Total                         $ 9,532  $ 8,863   $ 9,004

     Mr. Continetti has received other compensation as follows:

                                     2001     2000      1999
                                     ----     ----      ----
     Deferred Profit Sharing       $ 2,838  $ 2,598   $ 2,527
     Cash Profit Sharing             2,634    2,373     2,347
     401(k) Matching Plan            3,100    3,000     2,502
     Group Term Insurance              540      540       348
                                   -------  -------   -------
     Total                         $ 9,112  $ 8,511   $ 7,724

(4) For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days.

(5) Include shares held (1) by their joint relative or held jointly with their spouses, (2) as custodian or trustee for the benefit of their children or others, (3) as attorney-in-fact subject to a general power of attorney-Mr. Shuford, 75,590 shares.

(6) Include shares that may be acquired within 60 days pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans-Mr. Shuford 28,958 shares, Mr. Morris 13,610 shares, Mr. Epes 13,730 shares, Mrs. Causby 13,830 shares and Mr. Continetti, 5,700.


               Aggregated Option Exercises in Last
         Fiscal Year and December 31, 2001 Option Value

                                                                       Value of
                                                       Number of       Unexercised
                                                       Unexercised     In-the-Money
                                                       Options at      Options at
                                                       12/31/01 (#)    12/31/01 ($)

                    Shares Acquired      Value          Exercisable/     Exercisable/
Name                on Exercise (#)   Realized($)(1)   Unexercisable   Unexercisable(1)
-----------------   ---------------   --------------   -------------   ----------------
Robert F. Shuford          0              $0           28,958/4,336    $233,560/$19,200

Louis G. Morris            0              $0           13,610/3,744    $ 84,792/$17,971

Cary B. Epes               0              $0           13,730/2,500    $ 87,147/$12,000

Margaret P. Causby         0              $0           13,830/2,500    $ 87,002/$12,000

Frank E. Continetti        0              $0            5,700/2,500    $ 38,250/$12,000

(1) Market value of underlying securities at exercise or year-end, minus the exercise or base price.

            OPTION EXERCISES AND YEAR-END VALUE TABLE

The  following  table  shows all grants of  options  to  Executive
Officers in 2001.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

Individual Grants                                                     Hypothetical
                                                                      Value at Assumed
                                                                      Annual Rates for Stock
                                                                      Price Appreciation
                                                                      For Option Term (3)
----------------------------------------------------------------------------------------------
                     Number of
                     Securities   % of Total      Exercise
                     Underlying   Options Grant   Price Per    Expiration
NAME                 Options(1)   Employees       Share (2)       Date        5%       10%
----------------------------------------------------------------------------------------------
Robert F. Shuford     4,000          6.1%          $24.20        8/14/12    $60,880  $154,280

Louis G. Morris       3,744          5.7%          $24.20        8/14/12    $56,984  $144,406

Cary B. Epes          2,500          3.8%          $24.20        8/14/12    $38,050  $ 96,425

Margaret P. Causby    2,500          3.8%          $24.20        8/14/12    $38,050  $ 96,425

Frank E. Continetti   2,500          3.8%          $24.20        8/14/12    $38,050  $ 96,425


(1)   All  grants were made under the Company's 1998 Stock  Option
   Plan.    Options  were  granted  August  14,  2001  and  become
   exercisable August 14, 2002.

(2) Exercise price is average of the high and low trading prices of the Company's common stock on the five trading days immediately preceding the date of the grant.

(3) To realize the potential values of an assumed 5% and 10% annual stock price appreciation rate, the price per share of the Company's common stock would be approximately $39.42 and $62.77, respectively, at the end of the ten year term for options granted on August 14, 2001.

Employee Benefit Plans

      Pension Plan. The Company has a noncontributory defined benefit pension plan, which covers substantially all full-time employees of the Company and its subsidiaries that have completed one year of service. A participant's monthly retirement benefit (if he or she has 25 years of benefit service at his normal retirement date) is 20% of his final average pay plus 15% of final average pay in excess of the participant's Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his Social Security Retirement Age. If the participant has less than 25 years of benefit service at his Normal Retirement Date, the participant's monthly retirement benefit will be actuarially reduced by 1/25 for each year of benefit service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

      Thrift Plan. The Company has a contributory 401(k) profit-sharing and thrift plan. Employees of the Company and its subsidiaries are eligible to participate if they have completed 90 days of service and are at least 18 years old. Participants may elect to defer between 1% to 15% of their base compensation as defined in the plan, which will be contributed to the plan. The Bank will contribute 50 cents for each dollar deferred by an employee on the first 6% of the employee's compensation, provided the employee completes 1,000 hours of service in the year, and is employed on the last day of the year. Participants may also elect to make additional deferrals subject to certain limitations, which are not matched by the Bank.

      Distributions to participants are made at death, retirement or other termination of employment in a lump sum payment, unless a participant or his beneficiary elects to receive payments in installments. The plan permits certain in-service withdrawals.

      All employee contributions are fully vested and the Bank's contributions become fully vested when a participant reaches age 65, becomes totally and permanently disabled or dies. If a participant leaves the Bank before the occurrence of one of these events, the Bank's contributions will become 10% vested per year for the first four years of service and 20% vested per year for the next three years of service, becoming 100% vested after seven years of service.

     Employee Stock Purchase Plan. The Company concluded the 1996 Employee Stock Purchase Plan (the "1996 Plan"). The term of the 1996 Plan was for five consecutive years ending on June 30, 2001.

     Stock Option Plans. The Company has two stock option plans - the 1989 Stock Option Plan and the 1998 Stock Option Plan (the "Plans"). The Plans provide for the award of nonqualified stock options and incentive stock options to directors and employees of the Company and its subsidiaries selected by the Board of Directors to participate in the Plans. The Board of Directors makes awards under the Plans and establishes the terms and conditions of each award in the option agreement entered into with each optionee. The price of shares of stock to be issued upon the exercise of options will be at least 100% of the fair market value on the date of award. Options may not be granted more than ten years after the adoption of the Plans by the Board and are exercisable only during the term specified in the option agreement, which in the case of incentive stock options shall not exceed ten years. The options are not transferable other than by will or the laws of descent and distribution.

      Options totaling 66,604 shares under the 1989 Plan have been granted. Options covering 175,744 shares have been granted under the 1998 Plan under which 325,000 shares of Company common stock have been reserved. The 1989 Plan did not permit grants of option to non-employees, whereas, the 1998 Plan permits grants of options to non-employee directors.

      Other Benefit Plans. Life, medical, dental, and disability insurance is provided to all officers and employees of the Company and its subsidiaries.

Report on Executive Compensation

      Compensation for executive officers is administered by the Compensation Committee (the "Committee"). The Committee is comprised of four non-employee directors, Messrs. Goodson (Chairman), Clark, Evans, and Morgan. It met two times in 2001. All decisions of the Committee are recommended to the entire Board of Directors, which makes the final decision.

       In an environment characterized by change, regulatory oversight and increased competition, total executive compensation is designed to attract and retain qualified personnel by providing competitive levels of compensation as compared to similarly sized financial institutions. Executive compensation consists of the several elements specified in the Summary Compensation Table under "Executive Compensation;" namely, base salary and annual and long-term incentive compensation.

      In making its recommendation to the Board, the Committee obtains from market and economic research companies information pertaining to salary levels at other comparable financial institutions. Annual compensation is determined by evaluating several factors. The primary factor considered in evaluating the level of executive compensation is the progress the Company made during the year in achieving performance goals. The performance goals evaluated include, but are not limited to, return on average assets, return on average equity, net income, asset quality, and deposit and loan growth. Secondary factors considered by the Committee include comparing the Company's performance with other local institutions and comparable executive compensation packages. Lastly, the Committee gives some consideration to the expected future contributions of the executive, general economic conditions, the executive's length of service and standing within the local banking communities, and other factors. Bonuses are awarded based on evaluation of the foregoing factors relating to the Company's financial performance. Decisions regarding compensation, however, are mostly subjective in nature, and no specific formulas are used to calculate an executive's compensation.

      The asset growth, loan growth and earnings increase resulted in an overall positive financial performance of the Company and its subsidiaries in fiscal year 2001.

      The committee recommended to the Board a bonus be granted to Mr. Shuford in the amount of $33,000, to Mr. Morris in the amount of $27,500, to Mr. Epes in the amount of $23,540, to Mrs. Causby in the amount of $23,320 and to Mr. Continetti in the amount of $11,160.

      The foregoing report was furnished to the Committee, and approved by the directors of the Company: G. Royden Goodson, III, Chairman; Dr. Richard F. Clark; Russell S. Evans, Jr.; and John B. Morgan, II

    Section 16(a) - Beneficial Ownership Reporting Compliance

      Based on a review of the reports of changes in beneficial ownership of the Company's common stock and written representations made to the Company, the Company believes that its officers and directors have filed on a timely basis all of the reports which they were required to file under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2001.

                   FIVE YEAR STOCK PERFORMANCE

      Management provides below a line graph, which compares the Company's shareholder return with the return of the NASDAQ Bank Index and the Russell 2000 Index.

       This performance graph was created by comparing the percentage change in stock prices for the Company and the indices on a year to year basis, factoring in dividend payments, and looking only at the closing price of the stock as of December 31 of each year surveyed. This graph may be affected by unusually high or low prices at December 31, 1996 or by temporary swings in stock price at December 31 of any given year. Accordingly, this is not necessarily the best measure of the Company's performance.

      The index reflects the total return on the stock that is shown, including price appreciation, all stock splits and stock dividends, and reinvestment of cash dividends at time of payment, relative to the value of the stock at the beginning of the time period. Thus a move from 100 to 150 on the index scale indicates a 50% increase in the value of the investment. The NASDAQ Bank Index contains all non-holding company banking institutions traded on the NASDAQ exchange. In addition to traditional banks this includes thrifts but does not include other non-regulated finance companies. The Russell 2000 index is comprised of the smallest 2000 companies in the Russell 3000 Index, which tracks almost 99 percent of the stocks included in portfolios of institutional investors.

      Old Point Financial Corporation Five Year Performance

                                1996     1997     1998     1999     2000     2001

NASDAQ Bank Composite           100.00   165.94   149.08   140.55   164.73   185.36
Old Point Financial Corp        100.00   105.00   170.59   131.98   113.41   187.64
Russell 2000 Index              100.00   122.06   119.31   144.50   140.37   143.95

                           PROPOSAL 2
            RATIFICATION OF SELECTION OF ACCOUNTANTS

      On the recommendation of the Audit Committee, the Board of Directors has appointed Eggleston Smith P.C., certified public accountants, as the Company's independent auditors for 2002, subject to ratification by stockholders at the Annual Meeting. Eggleston Smith P.C. rendered audit services to the Company during 2001. These services consisted primarily of the examination and audit of the Company's financial statements, tax reporting assistance, and other audit and accounting matters.

      Representatives of Eggleston Smith P.C. are expected to be present at the Annual Meeting and are expected to be available to respond to your questions.

     The Board of Directors recommends that the stockholders vote
FOR ratification of Eggleston Smith P.C., as the Company's independent auditors for 2002.



               2003 ANNUAL MEETING OF STOCKHOLDERS

     In accordance with the bylaws of the Company as currently in effect, the 2003 Annual Meeting of Stockholders will be held on April 22, 2003.

      If any stockholder intends to present a proposal to be considered for inclusion in the Company's proxy materials in connection with the 2003 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Hampton, Virginia, on or before November 28, 2002. In addition, if a stockholder intends to present a proposal for action at the 2003 Annual Meeting, the stockholder must provide the Company with notice thereof on or before February 12, 2003, by delivering such notice to the Company at its main office.

              ANNUAL FINANCIAL DISCLOSURE STATEMENT

       A copy of the Company's Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2001, will be furnished without charge to shareholders upon written request directed to:

                        Laurie D. Grabow
                  Senior Vice President/Finance
             The Old Point National Bank of Phoebus
                      1 West Mellen Street
                     Hampton, Virginia 23663
                         (757) 728-1251

       The Company's Annual Report on Form 10-K (including exhibits) can also be reviewed on the Investors Relations link on the Company's Internet web site at http://www.oldpoint.com



                          OTHER MATTERS

      Management knows of no other business to be brought before the Annual Meeting. Should any other business properly be presented for action at the meeting, the shares represented by the enclosed proxy shall be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

                      OLD POINT FINANCIAL CORPORATION
                  P.O. BOX 3392, HAMPTON, VIRGINIA 23663

                              PROXY CARD FOR
                      ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 23, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints William L. Wood and Hedley N. Mendez, III, MD as Proxies, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of voting common stock, $5.00 par value, of Old Point Financial Corporation held of record by the undersigned on March 15, 2002 at the Annual Meeting of Shareholders, to be held on April 23, 2002, and at any and all adjournments thereof.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2.

---------------------------------------------------------------------------
 PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                 ENVELOPE.
---------------------------------------------------------------------------

---------------------------------------------------------------------------
  Please sign exactly as your names(s) appear(s) hereon.  When shares are held by joint tenants, both must sign.
   When signing in a representative capacity, please provide full title.
---------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                         DO YOU HAVE ANY COMMENTS?

-------------------------                         -------------------------
-------------------------                         -------------------------
-------------------------                         -------------------------

X PLEASE MARK VOTES
  AS IN THIS EXAMPLE

-----------------------------------   1.Election of Directors.     For All   With-  For All
OLD POINT FINANCIAL CORPORATION       (1) Richard F. Clark,        Nominees  hold   Except
-----------------------------------   (2) Russell S. Evans, Jr.,
                                      (3) G. Royden Goodson, III,   _____    _____   _____
                                      (4) Arthur D. Greene,
                                      (5) Gerald E. Hansen, (6) Stephen D. Harris,
                                      (7) John Cabot Ishon, (8) Eugene M. Jordan,
Mark box at right if you plan to      (9) John B. Morgan, II, (10) Louis G. Morris,
attend the Annual Meeting.            (11) H. Robert Schappert, (12) Robert F. Shuford



Mark box at right if an address       INSTRUCTION:    To    withhold
change or comment has been noted on   authority  to  vote  for   any
the reverse side of this card.        nominee,  mark  the  "For  All
                                      Except" box and strike a  line
                                      through the nominee's name  in
CONTROL NUMBER:                       the list above.
RECORD DATE SHARES:

                                                                 For Against Abstain
Please be sure to sign and date       2.Ratification of the
this Proxy.    Date                   appointment of
Shareholder sign here                 Eggleston  Smith, P.C.,  ___   ___    ___
Co-owner sign here                    Certified Public
                                      Accountants, as
DETACH CARD                           independent auditors for 2002.



                                      In   their   discretion,   the
                                      Proxies are authorized to vote
                                      upon  such  other business  as
                                      may  properly come before  the
                                      meeting     and     at     any
                                      adjournment(s) thereof.



                                                            DETACH CARD


-------------------------------------   ------------------------------------
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-------------------------------------   ------------------------------------

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immediate!  Call Toll-Free on           vote is immediately confirmed
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-------------------------------------   ------------------------------------
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-------------------------------------   ------------------------------------

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    and Proxy Card.                         and Proxy Card.

2.  Call the toll-free number           2.  Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).        http://www.eproxyvote.com/opof
    There is no charge for this call.
                                        3.  Enter your Control Number
3.  Enter your Control Number               located on your Proxy
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4.  Follow the recorded                 4.  Follow the instructions
    instructions.                                        provided.
-------------------------------------   ------------------------------------
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Call 1-877-PRX-VOTE anytime!            Go to http://www.eproxyvote.com/opof
Do not return your Proxy Card if        anytime!
you are voting
by Telephone or Internet
